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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                        (Date of earliest event reported)
                                  JULY 30, 2006

                        RAPTOR NETWORKS TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

           COLORADO                                             84-1573852
       (State or other                                        (IRS Employer
jurisdiction of incorporation)                            Identification Number)

                                    333-74846
                            (Commission File Number)

                          1241 E. DYER ROAD, SUITE 150
                               SANTA ANA, CA 92705
                    (Address of Principal Executive Offices)

                                 (949) 623-9305
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

CONVERTIBLE NOTE FINANCING
--------------------------

         On July 30, 2006, Raptor Networks Technology, Inc. (the "Company") entered into a Securities Purchase Agreement, and, on July 31, 2006, a series of related agreements, with certain institutional accredited investors listed on the schedule of buyers to the Securities Purchase Agreement (a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K) (individually, an "Investor" and collectively, the "Investors"), in connection with a private placement transaction providing for, among other things, the issuance of Senior Convertible Notes (the "Notes") for aggregate gross proceeds of $5 million and warrants to purchase up to 24,460,726 shares of the Company's $0.001 par value per share Common Stock ("Common Stock"). The agreements include a Securities Purchase Agreement, Notes, Series L Warrants and Series M Warrants to Purchase Common Stock (the Series L Warrants and the Series M Warrants are, collectively, the "Warrants"), a Registration Rights Agreement, and various ancillary certificates, disclosure schedules and exhibits in support thereof, each, except for the Securities Purchase Agreement, dated July 31, 2006. The following is a brief summary of each of those agreements. These summaries are not complete, and are qualified in their entirety by reference to the full text of the agreements, each of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

         SECURITIES PURCHASE AGREEMENT
         -----------------------------

         The Securities Purchase Agreement provides for the purchase by the Investors and the sale by the Company of the Notes in the aggregate principal amount of $5 million and Series L and Series M Warrants to purchase Common Stock. The Securities Purchase Agreement contains representations and warranties of the Company and the Investors which are typical for transactions of this type. The representations and warranties made by the Company in the Securities Purchase Agreement are qualified by reference to certain exceptions contained in disclosure schedules delivered to the Investors. Accordingly, the representations and warranties contained in the Securities Purchase Agreement should not be relied upon by third parties who have not reviewed those disclosure schedules and the documentation surrounding the transaction as a whole.

         The Securities Purchase Agreement contains covenants on the part of the Company which are typical for transactions of this type, as well as the following covenants:

         o The Company will use the estimated net proceeds approximately as follows:

                           Pay down of debt                        $ 1,200,000

                           Funding of operations                   $ 2,000,000

                           Capital expenditures                      $ 500,000

                           Working capital                         $ 1,000,000


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         o        The Company will not, while the Notes are outstanding,
                  directly or indirectly redeem or pay any cash dividend or distribution on the Company's Common Stock, without the consent of the holders of the Notes.

         o The Company will not issue any additional Notes or any form of convertible. exchangeable or exercisable securities with a price that varies or may vary with the market price of the Common Stock, and the Company will not conduct any securities offerings until:

                  o its stockholders approve an increase in the Company's authorized level of common stock from 110,000,000 shares to at least 150,000,000 shares; and

                  o the Registration Statement (as defined below) is declared effective by the Securities and Exchange Commission (the "Commission").

         o The Company will not file any registration statements, other than the Registration Statement, with the Commission within 120 business days following the date the Registration Statement is declared effective by the Commission.

         o The Company will not conduct any other securities offerings or be party to any solicitations, negotiations or discussion regarding any other securities offering within 120 business days following the date the Registration Statement is declared effective by the Commission.

         o The Company will offer to the Investors, until the later to occur of (i) July 31, 2008 or (ii) the date on which none of the Notes are outstanding, the opportunity to participate in any subsequent securities offerings by the Company.

         o The Company will seek stockholder approval to increase the Company's authorized level of common stock from 110,000,000 shares to at least 150,000,000 shares and if, despite the Company's best efforts, stockholder approval is not obtained on or before April 30, 2007, to continue to seek stockholder approval every six months thereafter until such stockholder approval is obtained; provided that if the board of directors does not recommend that its stockholders approve the increase in authorized common stock and stockholder approval is not obtained, the Company shall seek stockholder approval every three months thereafter until the Notes are no longer outstanding or until stockholder approval is obtained.

         o If the common stock is listed on a market other than the OTC Bulletin Board and the issuance of the shares underlying the Notes and Warrants would exceed the number of shares of common stock the Company may issue under the rules and regulation of such other market, then the Company will seek stockholder approval as required by such other market to permit the listing of all of the shares underlying the Notes and Warrants within 75 days and if, despite the Company's best efforts, stockholder approval is not obtained, continue to seek stockholder approval every six months thereafter until such stockholder approval is obtained or the Notes are no longer outstanding.

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         The Securities Purchase Agreement also obligates the Company to indemnify the Investors and other holders of the securities issued to them for certain losses resulting from (1) any misrepresentation or breach of any representation or warranty made by the Company, (2) any breach of any obligation of the Company, and (3) certain third party claims.

         SENIOR CONVERTIBLE NOTE
         -----------------------

         The Notes have an aggregate principal amount of $5 million and are convertible into shares of the Company's Common Stock at an initial conversion price of $0.43948 per share, subject to adjustment as described below (the "Conversion Price"). The Notes mature two years from the closing date (the "Maturity Date"), subject to the right of the Investors to extend the date for the payment of any installment of principal (as described below). The Notes bear interest at the rate of 9.25% per annum, which rate may be adjusted to 7.0% per annum at the beginning of each quarter beginning with the quarter ended September 30, 2006 if certain conditions are satisfied. The interest rate is increased to 15% upon the occurrence of an event of default (as described below).

         REPAYMENT OF PRINCIPAL

         The principal amount of the Notes is to be repaid beginning on the earlier of (i) the first day of the month following the month the Registration Statement is declared effective by the Commission and (ii) November 30, 2006, and, thereafter, the first day of each calendar month. The amount of each payment shall be equal to the quotient of (a) the aggregate outstanding principal of the Notes divided by (b) the number of months until the Maturity Date. Such principal payments shall be paid in shares of the Company's Common Stock (subject to the satisfaction of certain conditions) or, at the option of the Company, in cash or a combination of cash and shares of Common Stock.

         When the Company uses Common Stock to make a principal payment, the Company shall deliver shares to the Investors the day after the principal payment due date in an amount equal to the principal payment amount divided by the lower of the Conversion Price or a 10.0% discount to the volume weighted average price of the Company's Common Stock for the five days preceding the payment date; provided that the discount will be reduced to 7.5% if the volume weighted average price for the 20 previous trading days is above $1.00 per share ("First Calculation"). After 20 trading days has elapsed from the principal due date, the amount of principal paid in Common Stock will then again be divided by the lower of the Conversion Price or a 10.0% discount to the volume weighted average price of the Company's Common Stock for the 20 days after the principal payment date; provided that the discount will be reduced to 7.5% if the volume weighted average price for the 20 previous trading days is above $1.00 per share ("Second Calculation"). If the Second Calculation results in a larger number than the First Calculation, the Investors shall be issued additional shares to cover the difference between the Second Calculation and the First Calculation. If the Second Calculation is less than the First Calculation, the outstanding principal amount of the Note will be reduced.

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         Subject to the Company's right to require the Investors to convert all or a portion of the Notes, which is discussed below, the Investor may, upon notice to the Company, elect to defer payments for a period of up to two years from the date such installment was originally due.

         PAYMENT OF INTEREST

         Interest on the Notes is payable quarterly and may, at the option of the Company if certain conditions are satisfied, be paid by the issuance of Common Stock. Any shares of Common Stock used to pay interest will be valued at 90.0% of the arithmetic average of the weighted average price of the Common Stock for the five trading days preceding the interest payment date; provided that the shares of Common Stock used to pay interest will be valued at 92.5% if the volume weighted average price for the 20 previous trading days is above $1.00 per share.

         CONVERSION

         The Notes are convertible at the option of the holders into shares of the Company's Common Stock at an initial Conversion Price of $0.43948 per share, subject to adjustment for stock splits, combinations or similar events. The Conversion Price is also subject to a "full ratchet" anti-dilution adjustment which, in the event that the Company issues or is deemed to have issued certain securities at a price lower than the then applicable Conversion Price, immediately reduces the Conversion Price to equal the price at which the Company issues or is deemed to have issued its Common Stock.

         Subject to certain conditions, the Company may require the Investors to convert up to 50%, subject to certain limitations, or 100%, of the Notes after the Commission has declared effective the Registration Statement at any time when the shares of the Company's Common Stock are trading at or above 150% of the initial Conversion Price in the case of a conversion of up to 50% of the Notes or at or above 175% of the initial Conversion Price in the case of a conversion of up to 100% of the Notes (a "Mandatory Conversion"). The Notes contain certain limitations on optional and mandatory conversion. For example, they provide that no conversion may be made if, after giving effect to the conversion, the Investor would own in excess of 4.99% of the Company's outstanding shares of Common Stock. This percentage may, however, be increased, up to 9.99%, at the option of the Investor, upon sixty days prior notice to the Company.

         The Notes impose penalties on the Company for any failure to deliver any shares of its Common Stock issuable upon conversion.

         EVENTS OF DEFAULT

         The Notes contain a variety of events of default which are typical for transactions of this type, as well as the following events:

         o The failure of the registration statement required by the Registration Rights Agreement to be declared effective by the Commission within 60 days after the date required by the Registration Rights Agreement or the lapse or unavailability of such registration statement for more than 10 consecutive days or more than an aggregate of 30 days in any 365-day period (other than allowable grace periods under the Registration Rights Agreement).

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         o        The suspension from trading or failure of the Common Stock to be listed for trading on the OTC Bulletin Board or another eligible market for more than 5 consecutive trading days or more than an aggregate of 10 trading days in any 365-day period.

         o The failure to issue shares upon conversion of a Note for more than 10 business days after the relevant conversion date or a notice of the Company's intention not to comply with a request for conversion.

         o The failure for 10 consecutive business days to have reserved for issuance the full number of shares issuable upon conversion in accordance to the terms of the Notes.

         If there is an event of default, then the Investors have the right to redeem all or any portion of the Notes, at the greater of (i) up to 125% of the sum of the outstanding principal, interest and late fees, depending on the nature of the default, and (ii) the product of (a) the lower of (1) the closing sale price for the Company's Common Stock on the date immediately preceding the event of default, (2) the closing sale price for the Company's Common Stock on the date immediately after the event of default and (3) the closing sale price for the Company's Common Stock on the date an Investor delivers its redemption notice for such event of default, multiplied by (b) 130% of the number of shares into which the Notes (including all principal, interest and late fees) may be converted.

         FUNDAMENTAL TRANSACTIONS

         The Notes prohibit the Company from entering into certain transactions involving a change of control, unless the successor entity is a public company and it assumes in writing all of the obligations of the Company under the Notes and the other transaction documents.

         In the event of such a transaction, the Investors have the right to force redemption of the Notes, at the greater of (i) 150% of the sum of the principal and interest and late fees, and (ii) the product of (x) 130% of the sum of the amount of principal, interest and late fees to be redeemed and (y) the quotient determined by dividing (A) the closing sale price of the Company's Common Stock after the announcement of a change of control by (B) the conversion price; provided, however, that if the change in control consideration exceeds 200% of the conversion price then in effect, then the 130% premium will be reduced to 120%.

         CONVERSION AND REDEMPTION

         At any time on or after November 30, 2006, the Investors may accelerate the partial payment of the Notes by requiring that the Company convert, or at the option of the Company, redeem in cash, up to an amount equal to 20% of the aggregate dollar trading volume of the Company's Common Stock over the prior 20 trading day period. When the Company uses Common Stock to make the acceleration payment, the Company shall deliver shares to the Investors an amount equal to the principal amount divided by the lower of the Conversion Price or a 10.0% discount to the volume weighted average price of the Company's Common Stock for the five days preceding the payment date; provided that the discount will be reduced to 7.5% if the volume weighted average price for the 20 previous trading days is above $1.00 per share.

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         COVENANTS

         The Notes contain a variety of covenants on the part of the Company, which are typical for transactions of this type, as well as the following covenants:

         o The Company will initially reserve out of the Company's authorized and unissued Common Stock an aggregate of 34,078,554 shares for the conversion of the Notes and exercise of the Warrants; provided, however, that if and after its stockholders approve an increase in the Company's authorized level of common stock from 110,000,000 shares to at least 150,000,000 shares, the Company will reserve a number of shares equal to 130% of the number of shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrant.

         o The Company will not incur other indebtedness, except for certain permitted indebtedness.

         o The Company will not incur any liens, except for certain permitted liens.

         o The Company will not, directly or indirectly, redeem or repay all or any portion of any permitted indebtedness if at the time such payment is due or is made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing.

         o The Company will not redeem, repurchase or pay any dividend or distribution on its capital stock without the consent of the Investors holding a majority of the aggregate outstanding principal of the Notes.

         PARTICIPATION RIGHTS

         The holders of the Notes are entitled to receive any dividends paid or distributions made to the holders of the Company's Common Stock on an "as if converted" basis.

         LIMITATIONS ON TRANSFER

         The Notes may be sold, assigned or transferred by the Investors without the Company's consent but subject to certain customary limitations on transfer which are typical for transactions of this type.

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         PURCHASE RIGHTS

         If the Company issues options, convertible securities, warrants or similar securities to holders of its Common Stock, the holders of the Notes shall have the right to acquire the same as if it had converted its Note.

         SERIES L AND SERIES M WARRANTS

         The Series L Warrants are immediately exercisable and, in the aggregate, entitle the holders thereof to purchase up to 17,065,623 shares of the Company's Common Stock. The Series M Warrants become exercisable only upon a Mandatory Conversion, if any, and, in the aggregate, entitle the holders thereof to purchase up to 7,395,103 shares of the Company's Common Stock. Both the Series L Warrants and the Series M Warrants have an initial exercise price of $0.5054 per share and expire on July 31, 2011.

         Similar to the Notes, the Warrants require payments to be made by the Company for failure to deliver the shares of Common Stock issuable upon exercise. The Warrants also contain similar limitations on exercise, including the limitation that the Investors may not own in excess of 4.99% of the Company's outstanding shares of Common Stock (subject to an increase, at the option of the Investor, of up to 9.99%).

         ANTI-DILUTION PROTECTION

         The exercise price of the Warrants and the number of shares issuable upon exercise of the Warrants are subject to adjustments for stock splits, combinations or similar events. In addition, the exercise price of the Warrants is also subject to a "full ratchet" anti-dilution adjustment which, in the event that the Company issues or is deemed to have issued certain securities at a price lower than the then applicable exercise price, immediately reduces the exercise price of the Warrants to equal the price at which the Company issues or is deemed to have issued its Common Stock.

         FUNDAMENTAL TRANSACTIONS

         The Company may not enter into a transaction involving a change of control unless the successor entity assumes the obligations of the Company under the Warrants and the successor entity is a publicly traded corporation whose common stock is quoted on or listed on one of the exchanges specified in the Warrants. Upon the occurrence of a transaction involving a change of control, the holders of the Warrants will have the right, among others, to have the Warrants repurchased for a purchase price in cash equal to the Black Scholes value (as calculated pursuant to the Warrants) of the then unexercised portion of the Warrants.

         PURCHASE RIGHTS

         If the Company issues options, convertible securities, warrants, stock, or similar securities to holders of its Common Stock, the holders of the Warrants shall have the right to acquire the same as if it had exercised its Warrants.

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         REGISTRATION RIGHTS AGREEMENT

         The Registration Rights Agreement requires the Company to file a registration statement (the "Registration Statement") for the resale of a number of shares of Common Stock (i) prior to the 90th day after stockholder approval for the increase in the authorized Common Stock of the Company, equal to 34,078,554 shares and (ii) from and after the 90th day after stockholder approval for the increase in the authorized Common Stock of the Company, equal to 130% of the sum of (a) the number shares of Common Stock issued and issuable pursuant to the Warrants and (b) the number of shares of Common Stock issued and issuable upon conversion of the Notes. The
Registration Statement must be filed within 30 days of the closing date, must be declared effective by the Commission within 120 days (or 90 days if there is not a full review of the Registration Statement by the Commission), and must remain effective and available for use until earlier of the date the Investors can sell all of the securities covered by the Registration Statement without restriction pursuant to Commission Rule 144(k) and the date all of such securities have been sold pursuant to the Registration Statement. If the Company fails to meet the deadlines for the filing or the effectiveness of the Registration Statement or, subject to certain "grace periods" periods of up to 20 consecutive days (but no more than 60 days in any 365-day period), if the Registration Statement is unavailable after it becomes effective, the Company is required to pay liquidated damages of 2% of the outstanding principal amount of the Notes on the date of such failure and on every 30th day thereafter until such failure is cured. The total penalties payable by the Company for its failure to meet these filing and effectiveness requirements are capped at 12.5%. The Registration Rights Agreement provides for customary indemnification for the Company and the Investors.

         The Securities Purchase Agreement, a form of Note, a form of Series L Warrant, a Form of Series M Warrant and the Registration Rights Agreement are attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K. The above descriptions are qualified by reference to the complete text of the documents and agreements described. However, those documents and agreements, including without limitation the representations and warranties contained in those documents, are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company's reports under the Securities Exchange Act of 1934, as amended.

PAYOFF OF LOAN AND SECURITY AGREEMENT

         As disclosed in the Company's Current Report on Form 8-K filed with the Commission on May 4, 2006, on April 28, 2006, the Company entered into a senior Loan and Security Agreement (the "Loan Agreement") with Bridge Bank National Association and Agility Capital, LLC (collectively, the "Lenders"). The Agreement was amended by a First Amendment to Loan and Security Agreement, which was also entered into on April 28, 2006, that, among other things, added the Company's wholly-owned subsidiary, Raptor Networks Technology, Inc., a California corporation (the "Subsidiary"), as an additional borrower. Effective as of July 27, 2006, the Company, its Subsidiary and the Lenders entered into a Payoff Agreement setting forth the terms by which the obligations of the Company and its Subsidiary under the Loan Agreement could be paid in full. On July 31, 2006, the Company paid the Lenders an aggregate amount of $870,315.80 (consisting of principal, accrued and unpaid interest and a success fee) in accordance with the terms of the Payoff Agreement, at which time the Company's and its Subsidiary's obligations under the Loan Agreement were satisfied in full and all security interests held by the Lenders were released.

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         The Payoff Agreement is attached as Exhibit 10.6 to this Current Report on Form 8-K. The above descriptions are qualified by reference to the complete text of the Payoff Agreement. However, the Payoff Agreement, including without limitation the representations and warranties contained in the Payoff Agreement, is not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to the Payoff Agreement. Rather, investors and the public should look to other disclosures contained in the Company's reports under the Securities Exchange Act of 1934, as amended.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

         On July 31, 2006, the Company issued the Notes described in Item 1.01 of this Current Report on Form 8-K. The details of these debt financings are described in Item 1.01, which is incorporated in its entirety by this reference into this Item 2.03.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

         On July 31, 2006, the Company issued the Notes and Warrants described in Item 1.01 of this Current Report on Form 8-K in exchange for an aggregate amount of $5 million. The Notes are convertible into 11,377,084 shares of the Company's Common Stock, based upon an initial Conversion Price of $0.43948 per share, which is subject to adjustment. Series L Warrants to purchase up to 17,065,623 shares of the Company's Common Stock and Series M Warrants to purchase up to 7,395,103 shares of the Company's Common Stock were also issued to the Investors as part of the transaction. The details of these transactions are described in Item 1.01, which is incorporated in its entirety by this reference into this Item 3.02.

         The Notes and the Warrants were issued to institutional accredited investors in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 promulgated by the Commission thereunder.

         In connection with the transaction, the Company paid placement agency fees of $300,000 and issued to the placement agent warrants, with a term of 5 years, to purchase 455,084 shares of the Company's Common Stock. The exercise price of these placement agent warrants is $0.43948 per share.

ITEM 8.01. OTHER EVENTS

         On July 31, 2006, the Company issued a press release announcing the Securities Purchase Agreement and the issuance of the Notes and Warrants. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K pursuant to Securities Act Rule 135c.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

         EXHIBIT NUMBER    DESCRIPTION
         --------------    -----------

         10.1              Securities Purchase Agreement dated July 30, 2006.

         10.2              Form of Senior Convertible Note dated July 31, 2006.

         10.3              Form of Series L Warrant dated July 31, 2006.

         10.4              Form of Series M Warrant dated July 31, 2006.

         10.5              Form of Registration Rights Agreement dated July 31,
                             2006

         10.6              Payoff Agreement dated July 27, 2006

         99.1              Press release dated July 31, 2006

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 31, 2006                    RAPTOR NETWORKS TECHNOLOGY, INC.



                                       By: /S/ BOB VAN LEYEN
                                           -------------------------------------
                                           Bob van Leyen
                                           Chief Financial Officer and Secretary